                                                                   EXHIBIT 10.23

                                                                  EXECUTION COPY

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                                 GRUPO TMM, S.A.
                    and the Subsidiaries signatories hereto,
                                   as Sellers,


                                 GRUPO TMM, S.A.
               as Sellers' Representative, Guarantor and Servicer


                              THE BANK OF NEW YORK,
                                   as Trustee
                on behalf of the Series 2001-A Certificateholders

                                       and

          THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO,
                                  as Purchasers

                             -----------------------

              SECOND AMENDED AND RESTATED SERIES 2001-A SUPPLEMENT

                          Dated as of December 10, 2002
                                       to
                   Amended and Restated Master Trust Agreement

                          Dated as of October 25, 2002

                             -----------------------

                                   $60,000,000

                             LOGISTICS TRUST 2000-A

                                  Series 2001-A

--------------------------------------------------------------------------------

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                                TABLE OF CONTENTS

                                                                                                     Page
ARTICLE I     DEFINITIONS..............................................................................2

     Section 1.1     Interpretation and Definitions....................................................2

ARTICLE II    SERIES DESIGNATION; FORM OF CERTIFICATES................................................13

     Section 2.1     Series Designation...............................................................13
     Section 2.2     Form of Delivery of Series 2001-A Certificates; Commitment to Purchase
                     Purchased Interests; Draw Down Period............................................13
     Section 2.3     Consideration; Delivery and Authentication of the Series 2001-A Certificates.....14
     Section 2.4     Conditions to Effectiveness......................................................15

ARTICLE III   REPURCHASE OF UNDIVIDED INTEREST; CERTAIN MANDATORY PREPAYMENTS.........................18

     Section 3.1     Optional and Mandatory Repurchase of Undivided Interest; Certain Mandatory
                     Prepayments .....................................................................18

ARTICLE IV    RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION AND APPLICATION OF COLLECTIONS..............19

     Section 4.1     Rights of Investor Certificateholders............................................19
     Section 4.2     Establishment of Series 2001-A Accounts..........................................20
     Section 4.3     Allocations......................................................................21
     Section 4.4     Distributions....................................................................23
     Section 4.5     Payments from the Series 2001-A Reserve Account..................................24
     Section 4.6     Trustee Reports..................................................................24

ARTICLE V     REPORTS TO INVESTOR CERTIFICATEHOLDERS..................................................25

     Section 5.1     Supplement to Monthly Trustee Reports............................................25

ARTICLE VI    ADDITIONAL RAPID AMORTIZATION EVENTS....................................................25

     Section 6.1     Series 2001-A Rapid Amortization Events..........................................25

ARTICLE VII   COVENANTS...............................................................................26
     Section 7.1     Seller Covenants.................................................................26
     Section 7.2     Receipt of Certain Payments and Proceeds by Series 2001-A Certificateholder;
                     Other Agreements ................................................................28

ARTICLE VIII  [Intentionally Omitted].................................................................28

ARTICLE IX    TRANSFER RESTRICTIONS...................................................................28

     Section 9.1     Transfer Restrictions............................................................28

ARTICLE X     MISCELLANEOUS...........................................................................30

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                     Page
     Section 10.1    Counterparts.....................................................................30
     Section 10.2    No Subordination.................................................................31
     Section 10.3    Indemnitees and Expenses.........................................................31
     Section 10.4    Governing Law....................................................................31
     Section 10.5    Anticipated Bond Exchange........................................................31

EXHIBIT A         FORM OF SERIES 2001-A INVESTOR CERTIFICATE

EXHIBIT B         FORM OF WEEKLY TRUSTEE REPORT TO SELLER AND SERVICER

EXHIBIT B-1       FORM OF WEEKLY TRUSTEE REPORT TO SELLER, SERVICER AND PAYING
                  AGENT

EXHIBIT C         FORM OF SUPPLEMENT TO MONTHLY TRUSTEE REPORT

EXHIBIT D         FORM OF COMPLIANCE CERTIFICATE

SCHEDULE I        Amortization

SCHEDULE II       LIBOR Provisions

SCHEDULE III      Existing Purchased Receivables Information

     Second Amended and Restated Series 2001-A Supplement, dated as of December 10, 2002 (this "SUPPLEMENT"), by and among Grupo TMM, S.A. ("TMM"), as a Seller, Sellers' Representative, Guarantor and Servicer, those certain wholly-owned subsidiaries of TMM which are signatories to this Supplement (each a "SELLER" and together with TMM, collectively, the "SELLERS"), The Bank of New York, a New York banking corporation, as Trustee, and each of the financial institutions parties hereto, as Purchasers (in such capacity, each a "PURCHASER" and collectively, the "PURCHASERS").

                                    RECITALS:

     1. Pursuant to that certain Master Trust Agreement dated as of November 30, 2001, as amended by that certain Amendment and Waiver Agreement, dated as of August 23, 2002, among the Sellers, the Trustee and Citibank, N.A. (as so amended, the "ORIGINAL MASTER TRUST AGREEMENT") among the Trustee and the parties hereto other than the Purchaser, the Logistics Trust 2000-A (the "TRUST") was created. The Original Master Trust Agreement was amended and restated by that certain Amended and Restated Master Trust Agreement, dated as of October 25, 2002, among TMM, each other Seller and the Trustee (the "OCTOBER 2002 MASTER TRUST AGREEMENT"), and the October 2002 Master Trust Agreement is being amended and restated by that certain Second Amended and Restated Master Trust Agreement, dated as of December 10, 2002, among the same parties (as so amended and restated, the "MASTER TRUST AGREEMENT").

     2. TMM, each other Seller, the Trustee and the Purchaser previously entered into that certain Series 2001-A Supplement, dated as of November 30, 2001 (the "ORIGINAL 2001-A SUPPLEMENT") pursuant to which the Trustee on behalf of the Trust issued the Series 2001-A Certificates to the Purchaser in exchange for U.S.$25,000,000, which proceeds were distributed to the Sellers in accordance with their respective Seller Percentages, and the Original 2001-A Supplement was amended and restated by that certain Amended and Restated Series 2001-A Supplement, dated as of October 25, 2002, among the same parties (the "OCTOBER 2002 SERIES 2001-A SUPPLEMENT").

     3. TMM, each other Seller, the Trustee and Maple Trade Finance Corp., a Delaware corporation ("MAPLE") desire to amend the Series 2002-A Supplement, dated as of October 25, 2002, among such parties to, among other things, consent to the increase of the Series 2001-A Initial Certificate Balance to U.S.$60,000,000 (the "2002-A AMENDMENT").

     4. On the Third Closing Date and following the execution and delivery of the Master Trust Agreement, the Series 2002-A Supplement and this Supplement, the Sellers' Representative, and subject to the satisfaction of the conditions set forth in SECTION 2.4 of this Supplement and the payment by the Purchaser of the amounts set forth in SECTION 2.4(a)(iii), the Trustee will issue the Additional Series 2001-A Certificate to the Purchaser, dated as of the Third Closing Date, and issue to the Sellers' Representative a replacement Sellers' Certificate reflecting the execution of the Amendment Documents.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 INTERPRETATION AND DEFINITIONS. This Supplement shall be construed in connection with and as a part of the Master Trust Agreement, and all terms, conditions and covenants contained in the Master Trust Agreement, as supplemented by this Supplement shall be and remain in full force and effect and shall be deemed to be part of and shall govern the parties to this Supplement. In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Master Trust Agreement, the terms and provisions of this Supplement shall govern excluding however the Master Trust Agreement Override Sections, which shall supersede any inconsistent or conflicting provision of this Supplement. All capitalized terms used and not otherwise defined herein are used as defined in the Master Trust Agreement. Each capitalized term used or defined herein shall relate only to the Series 2001-A Certificates and not to any other Series of Certificates or other Supplement issued by the Trust. Whenever used in this Supplement, the following words and phrases shall have the following meanings:

     "2002-A AMENDMENT" shall have the meaning set forth in the third recital.

     "2003 INDENTURE" shall mean the Amended and Restated Indenture, dated as of January 25, 2001, to the Indenture, dated as of May 12, 1993, by and between Transportacion Maritima Mexicana, S.A. de C.V. and Citibank, N.A., as trustee, supplemented by the Supplemental Indenture, effective as of December 26, 2001, by and between TMM and Citibank, N.A., as trustee.

     "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition.

     "ADDITIONAL REQUIRED PAYMENT AMOUNTS" means the sum of (i) the Additional Series 2001-A Full Repurchase Payment and (ii) the Original Series 2001-A Prepayment Shortfall Amount.

     "ADDITIONAL SERIES 2001-A CERTIFICATES" shall mean that certain Series 2001-A Certificate No. 2 issued on the Third Closing Date in the original face amount of U.S.$35,000,000.

     "ADDITIONAL SERIES 2001-A CERTIFICATE BALANCE" shall mean, with respect to the Additional Series 2001-A Certificates on any date of determination, an amount equal to (a) the Additional Series 2001-A Initial Certificate Balance, MINUS (b) the aggregate amount of principal paid in respect of the Additional Series 2001-A Certificates prior to such date of determination.

     "ADDITIONAL SERIES 2001-A FULL REPURCHASE PAYMENT" shall mean, with respect to the Additional Series 2001-A Certificates, as of any date of determination, the product of (i) the Series 2001-A Full Repurchase Payment multiplied by (ii) the ratio of the Additional Series 2001-A Certificate Balance over the Series 2001-A Certificate Balance.

     "ADDITIONAL SERIES 2001-A INITIAL CERTIFICATE BALANCE" shall mean with respect to the Additional Series 2001-A Certificates, a principal amount equal to U.S.$35,000,000.

     "AFFILIATE PREPAYMENT EVENT ASSET DISPOSITION" shall mean any sale, lease, conveyance, transfer or other disposition (or series of related sales, leases, conveyances, transfers or dispositions) of any Capital Stock of an Affiliate of TMM or any Seller if such Affiliate is not also a Restricted Subsidiary (whether or not upon issuance), property or other assets (each referred to for the purposes of this definition as a "disposition") by an Affiliate of TMM or any Seller if such Affiliate is not also a Restricted Subsidiary, whether for cash or other consideration.

     "AGGREGATE EQUITY PERCENTAGE OWNERSHIP" shall mean, with respect to any Affiliate, as of any date of determination, the aggregate shareholder equity percentage ownership interest in such Affiliate held by TMM, each other Seller and each Restricted Subsidiary of any of them on such date.

     "AMENDED MASTER TRUST AGREEMENT" shall have the meaning set forth in the first recital.

     "API" shall mean Administracion Portuaria Integral de Manzanillo, S.A. de C.V., Administracion Portuaria Integral de Quintana Roo, S.A. de C.V., Administracion Portuaria Integral de Progreso, S.A. de C.V. and Administracion Portuaria Integral de Veracruz, S.A. de C.V.

     "BANK" shall mean The Bank of New York in its individual capacity and not in its capacity as Trustee.

     "BOND EXCHANGE COMPLETION DATE" shall mean the date when not less than 80% in aggregate principal amount of TMM's notes issued pursuant to the 2003 Indenture have been validly and irrevocably tendered (and may not thereafter be validly withdrawn) for exchange for new senior notes to be issued pursuant to a new indenture and the corresponding consents required for such exchange have been validly and irrevocably provided (and may not thereafter be validly revoked), each on the terms and conditions set forth in the Form F-4 and the related new indenture and any other conditions to the effectiveness of such exchange set forth therein have been irrevocably satisfied.

     "BOND EXCHANGE EXPIRATION DATE" shall mean the date when not less than 80% in aggregate principal amount of TMM's notes issued pursuant to the 2003 Indenture have been validly and irrevocably tendered (and may not thereafter be validly withdrawn) for exchange for new senior notes to be issued pursuant to a new indenture and the corresponding consents required for such exchange have been validly and irrevocably provided (and may not thereafter be validly revoked), each on the terms and conditions set forth in the Form F-4.

     "CAPITAL STOCK" of any Person shall mean any and all shares, interests, participation or other equivalents (however designated) of such Person's capital stock and warrants, options and similar rights to acquire such capital stock, but solely with respect to the proviso at the end of clause (i) of the definition of Change in Control, the term "Capital Stock", as used in such proviso shall exclude debt securities convertible into or exchangeable for such capital stock.

     "CODE" shall have the meaning specified in SECTION 2.3(b).

     "CONSOLIDATED" shall mean to the consolidation of accounts in accordance with IAS.

     "CONSOLIDATED EBITDA" shall mean, for any period, for TMM and its Restricted Subsidiaries on a consolidated basis, an amount equal to the sum of
(a) consolidated operating income for such period, (b) the amount of depreciation and amortization expense for such period, (c) the amount of non-cash charges included in the calculation of consolidated operating income during such period and without duplication of any amounts in (a), (b) or (c) above, (d) cash dividends actually paid by Grupo TFM or its consolidated Subsidiaries to TMM during any such period to the extent such dividends may be paid pursuant to the terms of the Master Trust Agreement, the Indentures and any other material agreement to which Grupo TFM, its consolidated Subsidiaries or TMM is a party.

     "CONSOLIDATED FUNDED INDEBTEDNESS" shall mean, as of any date of determination, for TMM and its Restricted Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money, (b) that portion of obligations with respect to capital leases that are capitalized in the consolidated balance sheet of TMM and its Restricted Subsidiaries, (c) equity or equity index swaps or options and (d) without duplication, all Guaranty Obligations with respect to Indebtedness of the type specified in subsections
(a), (b) and (c) above of Persons, but for purposes of TMM and the other Sellers, it shall include the Certificate Balances from time to time.

     "CONSOLIDATED INTEREST CHARGES" shall mean, for any period, for TMM and its Restricted Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses payable by TMM and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with IAS, and (b) the portion of rent payable by TMM and its Restricted Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with IAS.

     "CONSOLIDATED NET TANGIBLE ASSETS" shall mean the total amount of assets of TMM and its Restricted Subsidiaries, as applicable, (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with IAS), after deducting therefrom (i) all current liabilities of TMM and its Restricted Subsidiaries (excluding intercompany items) and (ii) goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on (or determined in accordance with) the most recent quarterly or annual consolidated balance sheet of TMM and its Restricted Subsidiaries, all prepared in conformity with IAS.

     "CONSOLIDATED NET WORTH" shall mean, with respect to any Person, as of any date of determination, consolidated stockholders' equity of such Person and its Subsidiaries determined on a consolidated basis in accordance with IAS, but excluding (to the extent not already excluded from such stockholders' equity) any amounts attributable to Disqualified Stock of such Person.

For purposes of this definition, with respect to TMM, "Person" means TMM and "Subsidiaries" means Restricted Subsidiaries.

     "CONTRACT" shall mean, for purposes of SECTION 7.1(a), any limitation on the ability of certain subsidiaries of TMM to make dividends or cash distributions to TMM on or with respect to the capital stock of such subsidiaries, but only to the extent set forth in Section 4.05 of that certain Indenture, dated as of June 13, 2002, between TFM, S.A. de C.V. and The Bank of New York, as such section and such Indenture were in effect as of the Third Closing Date.

     "DISQUALIFIED STOCK" of any Person shall mean any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on or prior to, the Series Termination Date, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for any Capital Stock of such Person that is not Disqualified Stock.

     "DISTRIBUTION DATE SHORTFALL" shall have the meaning specified in SECTION 4.5.

     "EQUITY INTEREST" shall have the meaning set forth in the definition of "Equity Event".

     "EQUITY EVENT" shall mean any sale or issuance of capital stock by TMM or its Affiliates or Associates or any other instrument or contractual right evidencing an interest or participation in TMM's equity or profits (an "EQUITY INTEREST"), or any other security, instrument or contractual right convertible, with or without consideration, into an Equity Interest, or carrying any warrant or right to subscribe to or to purchase an Equity Interest, but excluding the sale and issuance by TMM of a first tranche of senior convertible notes in the principal amount of U.S.$32,500,000 on May 29, 2002 and the Second Tranche.

     "EXPECTED FINAL DISTRIBUTION DATE" shall mean the October 1, 2006 Distribution Date.

     "FEDERAL FUNDS RATE" shall mean, for any period, a fluctuating interest rate PER ANNUM equal for each day during such period to:

     (1) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

     (2) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Trustee from three federal funds brokers of recognized standing selected by it.

     "GRUPO TFM DIVIDEND" shall mean (i) any dividend or other distribution in cash on any shares of capital stock or other instrument or contractual right (now or hereafter outstanding) evidencing an interest or participation in the equity or profits of Grupo TFM, or any other security instrument or contractual right convertible, with or without consideration, into any of the foregoing, and
(ii) the Proceeds of any repurchase, redemption or other retirement by Grupo

TFM or any of its Affiliates of any such capital stock or other security instrument or contractual right.

     "GRUPO TFM SHARES" shall have the meaning given to such term in the Option Agreement.

     "GUARANTY OBLIGATION" shall mean, as to any Person, any (a) guaranty by that Person of Indebtedness of any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by that Person to an obligee of any other Person with respect to the payment or performance of such Indebtedness of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such Indebtedness or any collateral security therefor, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep well" or other arrangement of whatever nature in each case given for the purpose of assuring or holding harmless such obligee against loss with respect to any Indebtedness of such other Person; PROVIDED, HOWEVER, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

     "IAS" shall mean the accounting principles issued by the International Accounting Standards Committee as in effect from time to time; PROVIDED that with respect to the obligations of TMM under SECTION 6.1(a), "IAS" means accounting principles issued by the International Accounting Standards Committee as in effect on the date of this Supplement, in each case, as consistently applied by TMM.

     "INITIAL CERTIFICATEHOLDER" shall mean Citibank, N.A.

     "INTEREST COVERAGE RATIO" shall mean on any date of determination, the ratio of (a) Consolidated EBITDA for the immediate preceding three month period to (b) the Consolidated Interest Charges during such period.

     "LETTER OF CREDIT" shall mean that certain letter of credit numbered NY-00873-30016403 which was issued by Citibank, N.A. on December 2, 1994 in the face amount of U.S.$3,000,000 and which reflects GE Credit and Leasing Corp. as the beneficiary and Sampson Navigation/Nina Investments as the account parties.

     "LEVERAGE RATIO" shall mean, as of any date of determination the ratio of
(i) Consolidated Funded Indebtedness as of such date to (ii) Consolidated EBITDA for the immediately preceding twelve-month period.

     "LIBOR RATE" shall mean the interest rate that shall be determined or caused to be determined for each Accrual Period by the Trustee in accordance with the procedures described below:

          (i) with respect to any Accrual Period, an interest rate per annum determined on the basis of the London interbank offered rate for deposits in Dollars for a period equal to such Accrual Period commencing on the first day of such Accrual Period, as determined by the Trustee to be the quote appearing on the display page designated as "Telerate British Bankers Assoc. Interest Settlement Rates Page" (Page 3750) (or such other page as may replace that page in that service) ("TELERATE PAGE 3750") on Teleratesystem Incorporated at approximately 11:00 a.m. London time on the relevant LIBOR Determination Date;

          (ii) if, as of 11:00 a.m. London time on any Determination Date, such rate does not appear on the Telerate British Bankers Assoc. Interest Settlement Rates Page, the LIBOR Rate will equal the rate for deposits in Dollars for a period equal to such Accrual Period commencing on the first day of such Accrual Period, as such rate appears on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace page "LIBO" on the Reuters Monitor Money Rates Service for the purpose of displaying London interbank offered rates of major banks for Dollar deposits) ("Reuters Screen LIBO Page") as of 11:00 a.m. London time on such Determination Date;

          (iii) if, as of 11:00 a.m. London time on any Determination Date, the applicable rate or rates do not appear on either Reuters Screen LIBO Page or Telerate Page 3750, the LIBOR Rate will equal the arithmetic mean, as calculated or caused to be calculated by the Trustee (rounded, if necessary, to the nearest 1/100 of one percent, with 5/1000 of one percent rounded upward), of the rates quoted by the Bank, at which deposits in Dollars are offered by four major banks in the London interbank market as selected by the Trustee or its agent (or, if fewer than three such banks provide such quotations, those which do provide such quotations so long as they are at least two) to prime banks in the London interbank market at approximately 11:00 a.m. London time on such Determination Date for a period equal to the applicable Accrual Period commencing on the first day of such Accrual Period, and in a principal amount not less than U.S.$1,000,000 that is representative of a single transaction on such market at such time; and

          (iv) if on any Determination Date, fewer than two quotations referred to in the immediately preceding paragraph are provided to the Trustee or its agent, the LIBOR Rate for the applicable Accrual Period will equal the arithmetic mean, as calculated or caused to be calculated by the Trustee (rounded, if necessary, to the nearest 1/100 of one percent, with 5/1000 of one percent rounded upward), of the rates quoted by three major banks in The City of New York, selected by the Trustee or its agent, at approximately 11:00 a.m. New York City time on the applicable Determination Date for loans in Dollars to leading banks for a period equal to such Accrual Period commencing on the first day of such Accrual Period, and in a principal amount not less than U.S.$1,000,000 that is representative of a single transaction in such market at such time.

     "NEWCO" shall mean TMM Division Puertos, S.A. de C.V., a special purpose Wholly Owned Subsidiary of TMM that is required to be formed by TMM in compliance with SECTION 7.1(e), which subsequent to the Newco Transfer, shall hold the Port Shares.

     "NEWCO OPTION AGREEMENT" shall mean an option agreement required to be entered into between Newco and the Trustee in compliance with SECTION 7.1(e), in form and substance satisfactory to the Series 2001-A Certificateholders.

     "NEWCO PORT OPTION AND PUT AGREEMENTS" shall collectively mean, the Newco Option Agreement and the Newco Put Option Agreement.

     "NEWCO PUT OPTION AGREEMENT" shall mean an put option agreement required to be entered into between Newco and the Trustee in compliance with SECTION 7.1(e), in form and substance satisfactory to the Series 2001-A Certificateholders.

     "NEWCO TRANSFER" shall mean the transfer of the Port Shares by TMM to Newco.

     "OCTOBER 2002 SERIES 2001-A SUPPLEMENT" shall have the meaning set forth in the second recital.

     "OFFICERS' CERTIFICATE" shall mean a certificate signed by a duly authorized officer of a Seller or the Servicer, as applicable, and delivered to the Trustee.

     "ORIGINAL SERIES 2001-A CERTIFICATES" shall mean that certain Series 2001-A Certificate No. 1 issued on the Initial Closing Date in the original face amount of U.S.$25,000,000.

     "ORIGINAL SERIES 2001-A INITIAL CERTIFICATE BALANCE" shall mean with respect to the Original Series 2001-A Certificates, a principal amount equal to U.S.$25,000,000.

     "ORIGINAL SERIES 2001-A PREPAYMENT SHORTFALL AMOUNT" shall be equal to the aggregate amount of TMM Prepayment Proceeds and Multimodal Prepayment Proceeds allocated to the Series 2001-A Certificate Account pursuant to Section 4.3(a) of the Master Trust Agreement, which are received during the period from and including the Third Closing Date through and including the date that the Paying Agent has allocated the Additional Series 2001-A Full Repurchase Payment into the Series 2001-A Certificate Account.

     "ORIGINAL SERIES 2001-A SUPPLEMENT" shall have the meaning set forth in the second recital.

     "PREPAYMENT EVENT ASSET DISPOSITION" shall mean any sale, lease, conveyance, transfer or other disposition (or series of related sales, leases, conveyances, transfers or dispositions) of any Capital Stock of a Restricted Subsidiary of TMM or a consolidated Subsidiary of any Seller (whether or not upon issuance), property or other assets (each referred to for the purposes of this definition as a "disposition") by TMM or any of its Restricted Subsidiaries or any other Seller or any of such Seller's consolidated Subsidiaries, whether for cash or other consideration.

     "PLAN" shall have the meaning specified in SECTION 2.3(b).

     "PORT COMPANY" shall mean TMM Puertos y Terminales, S.A. de C.V.

     "PORT COMPANY DIVIDEND" shall mean (i) any dividend or other distribution in cash on any shares of capital stock or other instrument or contractual right (now or hereafter outstanding) evidencing an interest or participation in the equity or profits of the Port Company, or any other security instrument or contractual right convertible, with or without consideration, into any of the foregoing, and (ii) the Proceeds of any repurchase, redemption or other retirement by the Port Company or any of its Affiliates of any such capital stock or other security instrument or contractual right; PROVIDED, HOWEVER, that for purposes of the foregoing definition in clause (i) in respect of any dividend or other distribution in cash on shares of the Port Company's capital stock, such a dividend or other distribution shall only be deemed a Port Company Dividend to the extent that such dividend or other distribution results in the Port Company Net Worth, on a pro forma basis after taking into any such dividend or distribution, being less than U.S.$20,000,000.

     "PORT COMPANY NET WORTH" shall mean, as of any date of determination, the Net Worth of the Port Company as determined in accordance with IAS as of such determination date.

     "PROCEEDS FROM CLAIMS" shall mean any and all proceeds (including without limitation, judgments, restitution, damages, awards, sale of claims and the like) received by any Person and arising from any litigation, arbitration, mediation, administrative hearing or other proceeding in any form of any kind to resolve any claim or dispute in any forum whatsoever.

     "PURCHASE DATE" shall mean the Initial Closing Date with respect to Original Series 2001-A Certificates and the Third Closing Date with respect to Additional Series 2001-A Certificates.

     "PURCHASED INTERESTS" shall have the meaning specified in SECTION 2.3(a).

     "PURCHASER" shall mean each of, and "PURCHASERS" shall mean, collectively, the financial institutions listed as purchasers on the signature pages hereof.

     "PUT OPTION EXCHANGE TRANSACTION" shall have the meaning specified in
SECTION 10.5.

     "QIB" shall have the meaning specified in SECTION 9.1(a).

     "QUARTERLY INTEREST" shall mean, for the Series 2001-A Certificates:

          (a) with respect to the first Distribution Date, an amount equal to the product of (A) the Series 2001-A Certificate Rate, (B) a fraction, the numerator of which is the number of days in the first Accrual Period and the denominator of which is 360, and (C) the amount of the Series 2001-A Initial Certificate Balance;

          (b) with respect to each other Distribution Date, an amount equal to the sum of:

          (i) the product of (A) the Series 2001-A Certificate Rate, (B) a fraction, the numerator of which is the number of days in the Related Accrual Period and the denominator of which is 360, and (C) the sum of (x) the Series 2001-A Certificate Balance determined as of the preceding Distribution Date (after giving effect to all payments, deposits and withdrawals made on such preceding Distribution Date) plus (y) to the extent permitted by applicable law, any accrued interest that became due on any prior Distribution Date that has not been distributed, and

          (ii)    any such past-due interest not previously distributed.

     "RAPID AMORTIZATION COMMENCEMENT DATE" shall mean the day on which a Series 2001-A Rapid Amortization Event occurs pursuant to clause (d) or (g) of Section
7.1 of the Master Trust Agreement or, with respect to any other Series 2001-A Rapid Amortization Event, the day on which the Trustee gives notice to the Sellers' Representative thereof pursuant to Section 7.1 of the Master Trust Agreement.

     "RAPID AMORTIZATION PERIOD" shall mean the period beginning on the day on which a Rapid Amortization Commencement Date with respect to the Series 2001-A occurs or is deemed to occur and ending on (and including) the earlier of (x) the Series 2001-A Termination Date and (y) the date on which the Trustee (at the direction of the Series 2001-A Series Required Investor Certificateholders) elects to rescind such Rapid Amortization Commencement Date pursuant to Section
7.1 of the Master Trust Agreement.

     "REFERENCE RATE" shall mean, on any date, a fluctuating rate of interest per annum equal to the higher of:

          (a) the rate of interest most recently determined by the Bank as its cost of funds for Dollar loans plus the Series 2001-A Applicable Margin; or

          (b) the Federal Funds Rate most recently determined by the Trustee plus the Series 2001-A Applicable Margin.

     The Reference Rate is not necessarily intended to be the lowest rate of interest determined by the Bank in connection with extensions of credit. Changes in the rate of interest on any Certificates for which Quarterly Interest is computed with respect to the Reference Rate will take effect simultaneously with each change in the Reference Rate. The Trustee will give notice promptly to Sellers' Representative and the Investor Certificateholders of changes in the Reference Rate.

     "RESALE RESTRICTION TERMINATION DATE" shall have the meaning specified in
SECTION 9.1(a).

     "RESERVE ACCOUNT REQUIRED AMOUNT" shall mean the Series 2001-A Required Amount for the first Distribution Date.

     "SECOND TRANCHE" shall mean the sale and issuance by TMM of a second tranche of senior convertible notes in addition to the first tranche of senior convertible notes in the principal amount of U.S.$32,500,000 issued and sold by TMM on May 29, 2002.

     "SERIES 2001-A" shall mean the Series represented by the Series 2001-A Certificates.

     "SERIES 2001-A ACCOUNTS" shall mean the Series 2001-A Collection Subaccount, the Series 2001-A Certificate Account and the Series 2001-A Reserve Account.

     "SERIES 2001-A APPLICABLE MARGIN" shall mean 500 basis points (five percent (5%)) per annum.

     "SERIES 2001-A AVAILABLE FUNDS" shall mean, on any day, an amount equal to the amount of the Collections deposited to the Series 2001-A Collection Subaccount on such day pursuant to Section 4.1 of the Master Trust Agreement.

     "SERIES 2001-A CERTIFICATE ACCOUNT" shall have the meaning specified in
SECTION 4.2(b).

     "SERIES 2001-A CERTIFICATE BALANCE" shall mean, with respect to the Series 2001-A Certificates on any date of determination, an amount equal to (a) the Series 2001-A Initial Certificate Balance, MINUS (b) the aggregate amount of principal paid to the Series 2001-A Certificateholders prior to such date of determination.

     "SERIES 2001-A CERTIFICATE RATE" shall mean (a) the sum of (i) the LIBOR Rate, as determined by the Trustee, (A) to be used to calculate Quarterly Interest on the Series 2001-A Initial Certificate Balance on the first Distribution Date, on the second Business Day prior to the Initial Closing Date and (B) to be used to calculate Quarterly Interest for any other Distribution Date, as determined on the Determination Date for each Accrual Period, plus (ii) the Series 2001-A Applicable Margin, or (b) if the circumstances described in items 1 or 2 of SCHEDULE II hereto shall apply or if the LIBOR Rate cannot be determined pursuant to the definition thereof, the Reference Rate; PROVIDED, HOWEVER, that during any Rapid Amortization Period, the Series 2001-A Certificate Rate shall be the Reference Rate plus 2.00% per annum.

     "SERIES 2001-A CERTIFICATEHOLDER" shall mean the Holder of record of any Series 2001-A Certificate.

     "SERIES 2001-A CERTIFICATES" shall have the meaning specified in SECTION
2.1 and shall include, without limitation, the Original Series 2001-A Certificates and the Additional Series 2001-A Certificates.

     "SERIES 2001-A COLLECTION SUBACCOUNT" shall have the meaning specified in
SECTION 4.2(c).

     "SERIES 2001-A FULL REPURCHASE PAYMENT" shall mean, with respect to the Series 2001-A Certificates, as of any date of determination, an amount, in Dollars, equal to (i) the sum of (a) the Series 2001-A Certificate Balance, (b) Quarterly Interest on the Series 2001-A Certificates (including any Additional Amounts and past-due interest on such Quarterly Interest) through and including the day preceding such date, (c) the Series 2001-A Series Percentage of all amounts owed to the Trustee on account of any accrued and unpaid Trustee Fee,
(d) the Series 2001-A Series Percentage of all amounts owed to the Servicer, on account of any accrued and unpaid Servicing Fee, and (e) all other amounts owed to the Series 2001-A Certificateholders under the Master Trust Agreement or this Supplement, including, without limitation, all indemnification payments, costs and expenses, and amounts payable pursuant to SCHEDULE II hereto, LESS (ii) amounts on deposit in Dollars in the Collection Account allocable to the Series 2001-A Certificates and available on such date to pay the amounts described in CLAUSES (a)-(e) above, and in the Series 2001-A Accounts and available on such date to pay the amounts described in CLAUSES (a) through (e) above.

     "SERIES 2001-A INITIAL CERTIFICATE BALANCE" shall mean, with respect to the Series 2001-A Certificates, a principal amount equal to the sum of the Original Series 2001-A Initial Certificate Balance and Additional Series 2001-A Initial Certificate Balance.

     "SERIES 2001-A QUARTERLY PRINCIPAL AMORTIZATION AMOUNT" shall mean with respect to any Distribution Date the amount set forth opposite such Distribution Date on SCHEDULE I hereto. The "Series 2001-A Quarterly Principal Amortization Amount" shall constitute the "Principal Amortization Amount" with respect to the Series 2001-A Certificates, as referred to in the Master Trust Agreement.

     "SERIES 2001-A RAPID AMORTIZATION EVENT" shall mean, with respect to Series 2001-A, any of the events specified in Article VII of the Master Trust Agreement or ARTICLE VI of this Supplement.

     "SERIES 2001-A REQUIRED AMOUNT" shall mean, with respect to any Distribution Date, the sum of the Quarterly Interest, any applicable Additional Amounts, the Series 2001-A Quarterly Principal Amortization Amount and the Series 2001-A Series Percentage of the Servicing Fee and the Trustee Fee in each case due on the next succeeding Distribution Date.

     "SERIES 2001-A RESERVE ACCOUNT" shall have the meaning specified in
SECTION 4.2(a).

     "SERIES 2001-A TERMINATION DATE" shall mean the date on which the Series 2001-A Certificate Balance has been paid in full, together with all Quarterly Interest thereon, Additional Amounts and all other amounts due in respect thereof.

     "SERIES 2002-A" shall mean the Series represented by the Series 2002-A Certificates.

     "SHORTFALL" shall mean, for any Distribution Date, the sum of (a) the excess, if any, of the sum of (A) the Series 2001-A Quarterly Principal Amortization Amount with respect to the immediately preceding Accrual Period plus (B) the aggregate Series 2001-A Quarterly Principal Amortization Amounts due and unpaid for all prior Accrual Periods, over the amount of Series 2001-A Available Funds deposited in the Series 2001-A Certificate Account in respect of such Series 2001-A Quarterly Principal Amortization Amounts, and (b) the excess of the Quarterly Interest and any Additional Amounts due on the related Distribution Date over the amount deposited in the Series 2001-A Certificate Account in respect of such Quarterly Interest pursuant to SECTION 4.3 and available for payment of such Quarterly Interest on such Distribution Date.

     "SSA" shall mean SSA Mexico, Inc., a corporation organized under the State of Washington.

     "SUPPLEMENT" shall have the meaning specified in the preamble.

     "THIRD DOCUMENT CLOSING DATE" shall mean December 10, 2002.

     "TMM PREPAYMENT EVENT" shall mean any of the following:

          (i) (A) the occurrence of an Equity Event and (B) prior to the payment in full of the Additional Required Payment Amounts, the Second Tranche;

          (ii) (A) prior to the payment in full of Additional Required Payment Amounts, the receipt by TMM, any other Seller or any Affiliate of any of them subsequent to the Third Closing Date, of one or more tax refunds or other recoveries on Taxes, which in the aggregate are greater than or equal to U.S.$2,000,000 (but for purposes ONLY of determining whether such a receipt is in excess of such $2,000,000 threshold, the aggregate amount of all tax refunds or other recoveries on Taxes received by TMM, any other Seller or any Restricted Subsidiary of any of them from the Initial Closing Date through but not including the Third Closing Date shall be added to the amount so received after the Third Closing Date) and
     (B) subsequent to the payment in full of the Additional Required Payment Amounts, the receipt by TMM, any other Seller or any Restricted Subsidiary of any of them subsequent to the Initial Closing Date, of one or more tax refunds or other recoveries on Taxes which, in the aggregate are in excess of U.S.$5,000,000;

          (iii) (A) prior to the payment in full of the Additional Required Payment Amounts, the receipt by any Affiliate (which is also not a Restricted Subsidiary) of any Seller of Proceeds From Claims and (B) the receipt by TMM, any other Seller or any Restricted Subsidiary of any of them of Proceeds From Claims;

          (iv) the receipt by TMM, any other Seller or any Affiliate of any of them of any Grupo TFM Dividend or Port Company Dividend; and

          (v) (A) prior to the payment in full of the Additional Required Payment Amounts, the occurrence of (x) any Affiliate Prepayment Event Asset Disposition or (y) any Prepayment Event Asset Disposition which is not otherwise included in clause (B) below and (B) the occurrence of (a) any Prepayment Event Asset Disposition in excess of U.S.$2,000,000 or (b) in any consecutive twelve-month period, any one or more Prepayment Event Asset Dispositions which in the aggregate exceed (x) U.S.$5,000,000 or (y) 10% of TMM's Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such twelve-month period for which a consolidated balance sheet of TMM is available).

     "TMM PREPAYMENT PROCEEDS" shall mean, with respect to any TMM Prepayment Event, the gross proceeds resulting from such TMM Prepayment Event without reduction or setoff for costs or expenses related to or resulting from such TMM Prepayment Event; PROVIDED, HOWEVER, with respect to the TMM Prepayment Proceeds relating to any Grupo TFM Dividend, such TMM Prepayment Proceeds shall not include any taxes payable by Grupo TFM on such Grupo TFM Dividend (other than a tax paid by Grupo TFM for the account or benefit of any Person other than Grupo
TFM).

     "WEEKLY ALLOCATION" shall have the meaning specified in SECTION 4.3.

                                   ARTICLE II

                    SERIES DESIGNATION; FORM OF CERTIFICATES

     Section 2.1 SERIES DESIGNATION. The Certificates authorized hereby shall be the "Logistics Trust Floating Rate Certificates, Series 2001-A" and shall generally be designated herein as the "SERIES 2001-A CERTIFICATES."

     Section 2.2 FORM OF DELIVERY OF SERIES 2001-A CERTIFICATES; COMMITMENT TO PURCHASE PURCHASED INTERESTS; DRAW DOWN PERIOD. (a) The Series 2001-A Certificates are substantially in the form set forth on EXHIBIT A hereto.

          (b) On the Initial Closing Date the Purchasers purchased from the Trustee, Purchased Interests (each Purchased Interest was represented by a Original Series 2001-A Certificate) in an amount equal to the portion of the Original Series 2001-A Initial Certificate Balance listed next to each such Purchaser's name on the signature pages hereto.

          (c)     Subject to the satisfaction of the terms and conditions of
SECTION 2.4 of this Supplement (the "ADDITIONAL SERIES 2001-A CLOSING CONDITIONS"), the Purchaser hereby agrees to purchase on the Third Closing Date, from the Trustee, Purchased Interests (each Purchased Interest to be represented by a Additional Series 2001-A Certificate) in an amount equal to the portion of the Additional Series 2001-A Initial Certificate Balance listed next to each such Purchaser's name on the signature pages hereto.

     Section 2.3 CONSIDERATION; DELIVERY AND AUTHENTICATION OF THE SERIES 2001-A CERTIFICATES.

          (a) In consideration of the delivery by the Trust to Sellers' Representative of the Sellers' Certificate and in consideration of the payment by the Paying Agent to each Seller of such Seller's Seller Percentage of the net proceeds received by the Trustee from sales on the Purchase Dates of undivided interests ("PURCHASED INTERESTS") in the Trust Assets represented by the Original Series 2001-A Certificates, on the Initial Closing Date, each Seller as of the Initial Closing Date sold, transferred, assigned, set over and otherwise conveyed the Purchased Receivables to the Trust as provided in the Original Master Trust Agreement and Receivables Sale Agreements and conveyed to the Trust its Seller Percentage of the Reserve Account Required Amount. The Trustee acknowledged, as of the Initial Closing Date, its acceptance of the Purchased Receivables and the Reserve Account Required Amount. In consideration of the delivery by the Trust to Sellers' Representative of a replacement Sellers' Certificate issued in connection with the execution and delivery by each Seller of the Amendment Documents, including the execution by TMM of the TMM Port Option and Put Agreements, the Paying Agent will make payment to TMM of the net proceeds received by the Trustee from the sale on the Third Closing Date of a portion of the undivided interests in the Trust Assets represented by the Additional Series 2001-A Certificates. In connection with, and as a requirement of, TMM's receipt of such proceeds, TMM and each Seller agree that either (x) TMM shall upon such receipt cancel, forgive and retire Indebtedness owing by each other Seller to TMM or (y) each other Seller shall make an intercompany loan to TMM, in either case in an amount equal to each such Seller's Seller Percentage of the net proceeds received by the Trustee and delivered to TMM from the sale of the Additional Series 2001-A Certificates.

          (b) On the Initial Closing Date, the Trustee executed and delivered the Original Series 2001-A Certificates to the Purchaser in accordance with Sections 5.1 and 5.2 of the Master Trust Agreement. By its acceptance of the Original Series 2001-A Certificates, the Purchaser represented and warranted to the Trustee and the Sellers as of the Initial Closing Date: (i) that it was a Hacienda Bank and, (ii) that it was not a "party in interest" as such term is defined in Section 3(14) of ERISA, or a "disqualified person" as such term is defined in Section 4975(e)(ii) of the Internal Revenue Code (the "CODE") with respect to any "plan" within the meaning of Section 4975(e)(i) of the Code or any "employee benefit plan" within the meaning of Section 3(g) of ERISA (each a "PLAN") except with respect to any plan sponsored, maintained or contributed by any Seller with respect to its employees.

          (c) The Trustee shall execute and deliver the Additional Series 2001-A Certificates to the Purchaser on the Third Closing Date in accordance with Sections 5.1 and 5.2 of the Master Trust Agreement upon satisfaction of the Additional Series 2001-A Closing Conditions. The principal amount of the Additional Series 2001-A Certificates to be issued on the Third Closing Date shall be equal to the Additional Series 2001-A Initial Certificate Balance. By its acceptance of the Additional Series 2001-A Certificates, the Purchaser represents and warrants to the Trustee and the Sellers: (i) that it is a Hacienda Bank and, (ii) that it is not a "party in interest" as such term is defined in Section 3(14) of ERISA, or a "disqualified person" as such term is defined in Section 4975(e)(ii) of the Code with respect to any Plan except with respect to any plan sponsored, maintained or contributed by any Seller with respect to its employees.

     Section 2.4  CONDITIONS TO EFFECTIVENESS.

          (a) EFFECTIVENESS. This Supplement shall become effective as of the Third Closing Date upon the satisfaction of each of the following conditions and upon such effective date, this Supplement shall amend and completely restate and supersede the October 2002 Series 2001-A Supplement:

          (i) The Trustee shall have received a certificate, dated the Third Closing Date, of the secretary or assistant secretary of each Seller (a) attaching a true and complete copy of the constituting documents, resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Trustee) taken by it to authorize its execution, delivery and performance of the Amendment Documents and the transactions contemplated thereby, and
     (b) setting forth the incumbency of its officer or officers who may sign the Amendment Documents and all certificates, reports and statements delivered hereunder and under the Transaction Documents and the Amendment Documents, to which it is a party, including therein a signature specimen of such officer or officers.

          (ii) The Trustee and each Purchaser shall have received duly executed copies of the Amendment Documents each dated as of the Third Document Closing Date or the

     Third Closing Date, as applicable, including, without limitation, the Amendment to Series 2002-A Supplement and Consent duly executed by Maple.

          (iii) Citibank shall have paid to the Trustee in consideration for the Additional Series 2001-A Certificates an amount equal to $35,000,000.

          (iv) The Receivables Coverage Ratio and the Generation Coverage Ratio each shall be on the Third Closing Date and shall have been on each of the two prior Determination Dates occurring on October 3, 2002 and July 3, 2002 (the "PRIOR DETERMINATION DATES") not less than 2.00:1.00 and 2.25:1.00, respectively; PROVIDED, HOWEVER, for purposes of determining the Aggregate Required Coverage Amounts for the Third Closing Date and each Prior Determination Dates stated above, the Required Coverage Amount with respect to Additional Series 2001-A shall be deemed outstanding and used in the calculation of the Aggregate Required Coverage Amount on each such Determination Date and the Third Closing Date.

          (v) An additional amount shall have been deposited into the Series 2001-A Reserve Account equal to the amount necessary so that the total amount in the Series 2001-A Reserve Account, after giving effect to such deposit, is equal to the Series 2001-A Required Amount that would be required on the first Distribution Date following the Third Closing Date.

          (vi)    [Intentionally Omitted].

          (vii) No event has occurred and is continuing, or would result from the transactions to occur on the Third Closing Date (a) that constitutes a Rapid Amortization Event or an Unmatured Rapid Amortization Event with respect to Series 2001-A or (b) that constitutes a default or event of default under any other material agreement to which any Seller is a party, including without limitation as a result of any restatement by TFM, S.A. de C.V. of its unaudited financial statements for the period ended September 30, 2002.

          (viii) The Trustee and the Series 2001-A Certificateholders shall have received (I) opinions of counsel, dated as of the Third Closing Date, from internal and outside United States and Mexican counsel to TMM and the other Sellers, including without limitation (a) that the Amendment Documents and the transactions contemplated thereby do not conflict with any Seller's other obligations (including the Indentures), (b) that the Amendment Documents, including without limitation the TMM Port Option and Put Agreements are valid and enforceable, (c) the perfection of the Trustee's lien and (d) the impact of Mexican withholding and VAT, and (II) a legal opinion from their special Mexican counsel, in form and substance satisfactory to the Trustee and the Series 2001-A Certificateholders, including those opinions described in Section 5.2(b) of the Master Trust Agreement.

          (ix) TMM shall have not revoked or abandoned the exchange offers or consent solicitations or, without the approval of the Series 2001-A Series Required Investor

     Certificateholder, amended or modified in any material respect the terms of such offers or solicitations, described in the Form F-4.

          (x) All corporate and legal proceedings and all documents and papers in connection with the transactions contemplated by the Amendment Documents shall be satisfactory in form and substance to the Trustee, and the Trustee shall have received all information and copies of all documents which it may reasonably have requested in connection therewith, such documents (where appropriate) to be certified by an authorized signatory of the Sellers or proper governmental authorities.

          (xi) The Sellers shall have paid all up-front fees, subscription/arrangement fees, trustee fees and legal fees then payable including payment of the fees set forth in the Amendment Fee Letter.

          (xii) The Sellers shall have furnished or caused to be furnished to the Trustee and the Series 2001-A Certificateholders such further certificates, Opinions of Counsel, Officers' Certificates, documents or instruments as the Trustee or the Series 2001-A Certificateholders may reasonably request, including Officers' Certificates attesting to the accuracy of items set forth in SECTIONS 2.4(a)(v) and (vii).

          (xiii) TMM shall have received all necessary lender, governmental, corporate, shareholder or third party approvals, including without limitation the approval of API, SSA, Hacienda, the Mexican Foreign Investments Commission and Mexican antitrust authorities (if any of the foregoing is required) in connection with the execution and delivery of the Amendment Documents, including without limitation the TMM Port Option and Put Agreements.

          (xiv) In the sole discretion of Citibank, N.A., the absence of any material adverse change in the financial markets or in Mexico, or in the business condition (financial or otherwise) or results of operations or prospects of TMM, any other Seller, Multimodal or the Port Company.

          (xv) Each condition precedent set forth in each of the other Amendment Document including without limitation the receipt of evidence that (x) the Port Shares (as defined in the Port Option Agreement) have the proper legend required pursuant to Section 6.6 of the Port Option Agreement and such restriction has been entered into the Port Company's Stockholders Registry Book pursuant to Section 6.7 of the Port Option Agreement and (y) the Grupo TFM Shares (as defined in the Option Agreement) have the proper legend (which such legend shall reflect the existence of the Amendment to Option Agreement) required pursuant to Section 6.6 of the Option Agreement and such restriction has been entered into Grupo TFM's Stockholders Registry Book pursuant to Section 6.7 of the Option Agreement.

          (xvi) The Trustee shall have received a grant, from TMM Multimodal and in the form of a notarial instrument granted before a Mexican Notary Public, an irrevocable special power of attorney, under Article 2596 of the Federal Civil Code (CODIGO CIVIL FEDERAL) and the corresponding articles of the Civil Codes of the federal entities of

     Mexico, and Article 9 of the general Law of Negotiable Instruments and Credit Transactions (LEY GENERAL DE TITULOS Y OPERACIONES DE CREDITO) of Mexico, authorizing the Amendment to Option Agreement and authorizing the Amendment to Put Option Agreement.

          (b) NO RELEASE. Notwithstanding the amendment and restatement of the October 2002 Series 2001-A Supplement, nothing herein shall be deemed to waive any Series 2001-A Rapid Amortization Event or any Rapid Amortization Commencement Date with respect to the Series 2001-A that has occurred and is continuing or any liability or obligation that accrued under the October 2002 Series 2001-A Supplement or the Master Trust Agreement prior to and all of which shall survive the Third Closing Date. As supplemented by this Supplement, the Master Trust Agreement is in all respects ratified and confirmed, and the Master Trust Agreement as supplemented by this Supplement shall be read, taken, and construed as one and the same instrument.

                                   ARTICLE III

         REPURCHASE OF UNDIVIDED INTEREST; CERTAIN MANDATORY PREPAYMENTS

     Section 3.1 OPTIONAL AND MANDATORY REPURCHASE OF UNDIVIDED INTEREST; CERTAIN MANDATORY PREPAYMENTS.

          (a)     The Sellers' Representative may, at its option and upon five
(5) Business Days notice to the Trustee and each of the Certificateholders, repurchase (in whole but not in part), in Dollars, the interests in the Trust Assets which are represented by the Series 2001-A Certificates on any Distribution Date; PROVIDED, HOWEVER, that the foregoing repurchase right shall be in addition to and not by way of limitation of certain mandatory prepayments pursuant to SECTION 3.1(e)), which payments shall be applied to reduce the Series 2001-A Certificate Balance of the Series 2001-A Certificateholder in the manner contemplated by SECTION 3.1(e).

          (b) (I) Upon a Rapid Amortization Event described in Section 7.1 of the Master Trust Agreement or SECTION 6.1 hereof, or (II) in the event that the outstanding principal of the Series 2001-A Certificates and all accrued and unpaid interest thereon, and all other amounts due thereon, is not fully paid by the Expected Final Distribution Date, then on the date of any Rapid Amortization Event described in Section 7.1(d) or (g) of the Master Trust Agreement or one Business Day after written demand by the Trustee (which written demand may be included as part of the notice to be given pursuant to Section 7.1 of the Master Trust Agreement or SECTION 6.1 hereof) in the case of any other event described in this SECTION 3.1(b), TMM shall repurchase the entire undivided interest in the Trust Assets which is represented by the Series 2001-A Certificates from the Trust for a repurchase price, in Dollars, equal to the Series 2001-A Full Repurchase Payment. The Sellers' Representative's obligation to make payment hereunder shall be a continuing, absolute, unconditional and irrevocable obligation of the Sellers' Representative.

          (c) The Sellers' Representative shall effect any repurchase and payment option pursuant to SECTION 3.1(a) or repurchase or payment obligation pursuant to SECTION 3.1(b) by depositing with the Trustee into the Series 2001-A Certificate Account on such date of purchase an amount equal to the Series 2001-A Full Repurchase Payment calculated as of such date of repurchase, in immediately available funds, together with an irrevocable written instruction to the Paying Agent to apply such amount solely to such repurchase.

          (d) On the Distribution Date following the date of deposit made by the Sellers' Representative pursuant to SECTION 3.1(c), after paying or setting aside for payment amounts necessary to pay the Series 2001-A Series Percentage of the Trustee Fee and the Servicing Fee due on the next succeeding Distribution Date, the Paying Agent shall pay the applicable repurchase price PRO RATA to each Series 2001-A Certificateholder in accordance with Section 9.3 of the Master Trust Agreement and Article IV of this Supplement, in Dollars. All Series 2001-A Certificates which represent the undivided interests in the Trust Assets which are purchased by TMM pursuant to SECTION 3.1(a) and 3.1(b) above shall be delivered upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Sellers' Representative. The Series 2001-A Series Percentage applicable to the Certificates which represent the interest in the Trust Assets which is purchased by the Sellers' Representative pursuant to SECTION 3.1(a) or 3.1(b) above shall be deemed to be equal to zero on the Distribution Date following the making of the full deposit described in SECTION 3.1(a) or SECTION 3.1(b), as applicable.

          (e) The Trustee shall deposit into the Series 2001-A Certificate Account concurrently with the date of (x) the issuance of a new Series pursuant to the terms of Section 5.9 of the Master Trust Agreement or (y) any increase in the Series 2002-A Certificate Balance, the Trustee shall deposit into the Series 2001-A Certificate Account an amount in Dollars equal to the lesser of (a) the proceeds with respect the events described in CLAUSE (x) OR (y) above and (b) an amount equal to the Series 2001-A Full Repurchase Payment as determined by the Trustee as of the date of such deposit, and each of such amounts referenced in the foregoing shall be paid out by the Paying Agent as a mandatory prepayment in Dollars to the Series 2001-A Certificateholders in the same manner as provided in respect of TMM Prepayment Proceeds in SECTION 7.1(a). In the event that any Seller receives monies that are to be allocated by the Trustee pursuant to this Section, such Seller shall hold such monies in trust for the benefit of the Series 2001-A Certificateholders and immediately remit such monies to the Trustee for allocation pursuant to this Section.

                                   ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS

     Section 4.1 RIGHTS OF INVESTOR CERTIFICATEHOLDERS. The Series 2001-A Certificates shall represent (i) the right of each Series 2001-A Certificateholder to receive payments of Series 2001-A Quarterly Principal Amortization Amounts, Quarterly Interest, any Additional Amounts and other amounts due thereunder upon the terms and conditions of such Certificates, the Master Trust Agreement and this Supplement and (ii) fractional undivided interests in the Trust, consisting of the right to receive, to the extent necessary to make the required payments described in clause (i) above with respect to such Series 2001-A Certificates at the times and in the amount specified in the Master Trust Agreement, (a) the Series Percentage relating to Series 2001-A of Collections received with respect to the Purchased Receivables,
(b) funds on deposit
in the Collection Account, the Sweep Account and the Peso Denominated Account allocable to the Series 2001-A Certificates, (c) funds on deposit in the Series 2001-A Collection Subaccount, (d) funds on deposit in the Series 2001-A Certificate Account and (e) funds on deposit in the Series 2001-A Reserve Account. The Sellers' Certificate and the Subordinated Certificates, if any, shall represent the ownership interest in the Trust Assets not allocated to the Series 2001-A Certificates or any other Series outstanding; PROVIDED, HOWEVER, the ownership interest represented by the Sellers' Certificate, the Subordinated Certificates or by any other Series outstanding shall not represent any interest in the Series 2001-A Collection Subaccount, the Series 2001-A Certificate Account, the Series 2001-A Reserve Account, the Sweep Account, the Peso Denominated Account or any portion thereof allocable to the Series 2001-A Certificates, except as specifically provided in the Master Trust Agreement and this Supplement.

     Section 4.2  ESTABLISHMENT OF SERIES 2001-A ACCOUNTS.

          (a) THE SERIES 2001-A RESERVE ACCOUNT. The Trustee, for the benefit of the Series 2001-A Certificateholders, established and maintains with a Qualified Institution, initially the Trustee, in the name of the Trustee on behalf of the Trust, a segregated trust account (which account need not be a deposit account) maintained in the corporate trust department of such Qualified Institution, and held in trust by such Qualified Institution and bearing a designation clearly indicating that the funds therein are held in trust for the benefit of the Series 2001-A Certificateholders (the "SERIES 2001-A RESERVE ACCOUNT"). The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Series 2001-A Reserve Account and in all proceeds thereof.

     On the Initial Closing Date, the Sellers delivered to the Trustee the Reserve Account Required Amount (which amount was applied from proceeds of the Sellers' sale of the Series 2001-A Certificates) and the Trustee deposited into the Series 2001-A Reserve Account the Reserve Account Required Amount. From time to time thereafter, the Trustee, at the written direction of the Servicer, shall make deposits to the Series 2001-A Reserve Account in the amounts and for the purposes set forth herein. Funds on deposit in the Series 2001-A Reserve Account shall be invested from time to time in Permitted Investments pursuant to the written instructions of the Servicer (MUTATIS MUTANDIS).

          (b) THE SERIES 2001-A CERTIFICATE ACCOUNT. The Trustee, for the benefit of the Series 2001-A Certificateholders, established and maintains, in the name of the Trustee on behalf of the Trust, with a Qualified Institution, which initially shall be the Trustee, a segregated trust account (the "SERIES 2001-A CERTIFICATE ACCOUNT") maintained in the corporate trust department of such Qualified Institution, and held in trust by such Qualified Institution, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Series 2001-A Certificateholders. The Paying Agent shall have the revocable authority to make withdrawals from the Series 2001-A Certificate Account.

          (c)     THE SERIES 2001-A COLLECTION SUBACCOUNT. Pursuant to
Sections 4.1(a) of the Master Trust Agreement, the Trustee, for the benefit of the Series 2001-A Certificateholders, established and maintains in the name of the Trustee on behalf of the Trust, the Series 2001-A Collection Subaccount (the "SERIES 2001-A COLLECTION SUBACCOUNT"), with a Qualified Institution, which initially shall be the Trustee, a non-interest bearing segregated trust account maintained in the corporate trust department of such Qualified Institution, and held in trust by such Qualified Institution, bearing a designation clearly indicating that the funds therein are held in trust for the benefit of the Series 2001-A Certificateholders. Funds in the Series 2001-A Collection Subaccount shall be invested in Permitted Investments maturing and available for transfer on or prior to the next following Weekly Allocation Day.

          (d)     ADMINISTRATION OF THE ACCOUNTS.

          (i) The Trustee at all times shall maintain accurate records reflecting each transaction in the Series 2001-A Accounts. Funds held therein shall at all times be held in trust for the benefit of the Series 2001-A Certificateholders. Pursuant to the authority granted to it pursuant to Section 6.1(b) of the Master Trust Agreement, the Servicer hereby instructs the Trustee to make deposits to and transfers from the Series 2001-A Accounts in accordance with the terms and conditions of the Master Trust Agreement and this Supplement. All such instructions from the Servicer to the Trustee shall be in writing; PROVIDED, HOWEVER, that the Servicer is entitled to give instructions to the Trustee by facsimile.

          (ii) Funds on deposit in the Series 2001-A Certificate Account and the Series 2001-A Reserve Account shall at all times be invested by the Trustee at the written direction of the Servicer in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the following Transfer Date. The Qualified Institution(s) which hold(s) the Series 2001-A Certificate Account and the Series 2001-A Reserve Account shall maintain, either on its (their) own or through its (their) nominee or custodian for the benefit of the Series 2001-A Certificateholders, possession of any certificated negotiable instrument or security (other than certificated securities held by a clearing corporation) evidencing the Permitted Investments made with funds in the Series 2001-A Certificate Account or the Series 2001-A Reserve Account, as the case may be, from the time of purchase thereof until the time of maturity. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Series 2001-A Reserve Account shall be deposited by the Trustee into the Series 2001-A Certificate Account on each Transfer Date and applied as Collections in accordance with the priorities of payments set forth in SECTION 4.4 and in accordance with SECTION 4.5.

Notwithstanding anything set forth in this SECTION 4.2 to the contrary, the Trustee, acting at the written direction of the Servicer, may not make any Permitted Investment in any certificated security or any instrument unless (i) with respect to any certificated security, the Trustee obtains possession of such certificated security and such certificated security is indorsed in the name of, payable to the order of or specifically indorsed to the Trustee or (ii) with respect to any instrument, the Trustee obtains and maintains possession of such instrument.

     Section 4.3 ALLOCATIONS. On or before 4:00 p.m. New York City time on each Weekly Allocation Day in any Collection Period, the Trustee, in accordance with the report delivered for such day pursuant to SECTION 4.6(a), shall apply all Series 2001-A Available Funds deposited in the Series 2001-A Collection Subaccount (as such amount is determined in accordance with the Series Percentage relating to the Series 2001-A pursuant to Section 4.1 of the Master Trust

Agreement) with respect to the corresponding calendar week (such amounts, the "WEEKLY ALLOCATION") in the following priority:

          (a) FIRST, for deposit into the Series 2001-A Certificate Account, on such Weekly Allocation Day, until the aggregate of the amounts deposited in such account pursuant to this CLAUSE (a) during such Collection Period is equal to the Series 2001-A Series Percentage of the Trustee Fee and Servicing Fee, if any, due on such Distribution Date;

          (b) SECOND, for deposit into the Series 2001-A Certificate Account on such Weekly Allocation Day, until the aggregate of the amounts deposited in the Series 2001-A Certificate Account pursuant to this CLAUSE (b) during such Collection Period is equal to the sum of: (i) the Quarterly Interest due on the next Distribution Date and (ii) to the extent not paid directly to the Mexican or United States taxing authorities by the Sellers, any Additional Amounts to be due in respect of amounts payable with respect to the Series 2001-A Series on such Distribution Date;

          (c) THIRD, if (but only if) a Series 2001-A Rapid Amortization Period has not commenced and if an Unmatured Rapid Amortization Event with respect to Series 2001-A has not occurred and is not continuing, to the Series 2001-A Certificate Account, an amount up to the Series 2001-A Quarterly Principal Amortization Amount, if any, due on the next Distribution Date;

          (d) FOURTH, for deposit into the Series 2001-A Reserve Account on such Weekly Allocation Day, to the extent that the amounts therein are less than the Series 2001-A Required Amount, the amount equal to the difference between the Series 2001-A Required Amount and the amount on deposit in the Series 2001-A Reserve Account as of such day;

          (e) FIFTH, if (but only if) a Series 2001-A Rapid Amortization Period has commenced or an Unmatured Rapid Amortization Event with respect to Series 2001-A has occurred and is continuing, for deposit into the Series 2001-A Certificate Account on such Weekly Allocation Day until the aggregate of the amounts deposited in the Series 2001-A Certificate Account pursuant to this CLAUSE (e) during such Collection Period equals the amount necessary to pay in full the outstanding Series 2001-A Certificate Balance, calculated as of the next Distribution Date together with all accrued and unpaid interest; PROVIDED, HOWEVER, that with respect to amounts allocated pursuant to this CLAUSE (e) as a result of an Unmatured Rapid Amortization Event with respect to Series 2001-A, such amounts shall be retained in the Series 2001-A Certificate Account until the earlier of (x) a cure of such Unmatured Rapid Amortization Event with respect to Series 2001-A, in which case such amounts shall be allocated pursuant to CLAUSE (c) above, and (y) such Event becomes a Series 2001-A Rapid Amortization Event, in which event such amount shall be allocated pursuant to this CLAUSE (e);

          (f) SIXTH, to the Holders of Investor Certificates of any Series or other Persons other than the Sellers, any Subordinated Certificateholder or their Affiliates, to whom any other accrued and unpaid expenses (including indemnification amounts) or other obligations payable from the Trust Assets are payable, an amount up to the aggregate of such unpaid obligations;

          (g) SEVENTH, to the Holders of Subordinated Certificates PRO RATA based on the principal amount of each Subordinated Certificate held by such Person, as such Person may direct by wire transfer; and

          (h) EIGHTH, to the Sellers, as the Holders of the Sellers' Certificate in accordance with each Seller's applicable Seller Percentage, or as they may direct, in each case by wire transfer.

     Section 4.4 DISTRIBUTIONS. (a) On each Distribution Date, the Paying Agent, in accordance with the report delivered for such day pursuant to SECTION 5.1(a), shall withdraw from amounts deposited in the Series 2001-A Certificate Account during the Related Collection Period such amount of funds as are necessary to provide for the payments set forth below and shall make the following payments in the following order on such Distribution Date:

          (i)     FIRST, an amount equal to the amount calculated pursuant to
     SECTION 4.3(a) shall be distributed to the Trustee and the Servicer, respectively;

          (ii) SECOND, an amount equal to the Quarterly Interest due on such Distribution Date and any Additional Amounts with respect to the Series 2001-A Series shall be distributed PRO RATA to each Series 2001-A Certificateholder;

          (iii) THIRD, if (but only if) a Series 2001-A Rapid Amortization Period has not commenced, an amount equal to the Series 2001-A Quarterly Principal Amortization Amount shall be distributed PRO RATA to each Series 2001-A Certificateholder;

          (iv) FOURTH, if (but only if) a Series 2001-A Rapid Amortization Period has commenced, an amount up to the outstanding Series 2001-A Certificate Balance shall be distributed PRO RATA to each Series 2001-A Certificateholder;

          (v) FIFTH, to the Holders of Certificates of any Series or other Persons to whom any other accrued and unpaid expenses (including indemnification amounts) or other obligations payable from the Trust Assets are payable, an amount up to the aggregate of such unpaid obligations;

          (vi) SIXTH, to the Subordinated Certificateholders PRO RATA based on the principal amount of each Subordinated Certificate held by such Person in an amount not to exceed the outstanding balance of such Subordinated Certificates; and

          (vii) SEVENTH, all remaining amounts to the Sellers as Holders of the Sellers' Certificate in accordance with each Seller's applicable Seller Percentage or as the Sellers may direct, in each case by wire transfer.

          (b) The Paying Agent shall make all distributions to each Series 2001-A Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.3 of the Master Trust Agreement respecting a final distribution). Such distributions shall be made PRO RATA to each Series 2001-A Certificateholder (based on the ratio of the portion of the Series 2001-A Certificate Balance represented by each Series 2001-A Certificate held by such Certificateholder to the Series 2001-A Certificate Balance) by wire transfer to each Series 2001-A Certificateholder as such Person's address appears on the Certificate Register.

     Section 4.5  PAYMENTS FROM THE SERIES 2001-A RESERVE ACCOUNT.

          (a) If, on any Transfer Date, the amount on deposit in the Series 2001-A Certificate Account plus any portion of the Receivable Shortfall Payments paid to the Series 2001-A Certificate Account pursuant to Section 4.2(a) or (b) of the Master Trust Agreement are insufficient to make any distribution required to be made pursuant to SECTION 4.4(a)(i)-(iii) (the amount of such insufficiency, a "DISTRIBUTION DATE SHORTFALL"), then on the Transfer Date, the Trustee shall withdraw from the Series 2001-A Reserve Account and deposit into the Series 2001-A Certificate Account an amount equal to the lesser of (i) the Distribution Date Shortfall and (ii) the funds available in the Series 2001-A Reserve Account, which amount shall be distributed in accordance with SECTION 4.4(a)(i)-(iii).

          (b) If, on any Transfer Date, a Rapid Amortization Commencement Date with respect to the Series 2001-A shall have occurred and not been rescinded, after the expiration of the Notice Period, all funds in the Series 2001-A Reserve Account shall be withdrawn by the Trustee and deposited in the Series 2001-A Certificate Account for distribution in accordance with SECTION 4.4(a)(i)-(vi).

          (c) Promptly following the Series 2001-A Termination Date, the Trustee, after the prior payment of all amounts owing to the Series 2001-A Certificateholders, the Trustee and the Servicer hereunder or under the Master Trust Agreement and payable from the Series 2001-A Reserve Account as provided herein, shall withdraw from the Series 2001-A Accounts and pay first to the Holders of the Subordinated Certificates, if any, all amounts then remaining on deposit in the Series 2001-A Accounts until the Subordinated Certificates are repaid in full and second to the Holders of the Sellers' Certificate.

     Section 4.6 TRUSTEE REPORTS. The Trustee shall prepare the following reports:

          (a) WEEKLY TRUSTEE REPORT TO SERVICER/SELLERS. Not later than 4:00 p.m. New York City time on each Weekly Allocation Day (and on the Second Closing
Date), the Trustee shall deliver to the Servicer, the Paying Agent and the Sellers' Representative with respect to the Series 2001-A Certificates a supplement to the Weekly Trustee Reports substantially in the form of EXHIBIT B hereto, which the Trustee shall use in allocating Collections to the Series 2001-A Certificates and each other Series received during the corresponding calendar week from (but not including) the previous Weekly Allocation Day up to (and including) the current Weekly Allocation Day pursuant to SECTION 4.3.

          (b) WEEKLY TRUSTEE REPORT TO SELLERS, SERVICER AND PAYING AGENT. Not later than 2:00 p.m. New York City time on each Determination Date, the Trustee shall deliver to the Servicer, the Sellers' Representative and the Paying Agent (if the Paying Agent is not the Trustee) reports substantially in the form of EXHIBIT B-1 hereto on which the Paying Agent shall be entitled to rely in making the Distributions required pursuant to SECTION 4.4 on the related Distribution Date.

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

                                   ARTICLE V

                     REPORTS TO INVESTOR CERTIFICATEHOLDERS

     Section 5.1  SUPPLEMENT TO MONTHLY TRUSTEE REPORTS.

          (a) On each Distribution Date, (x) the Paying Agent shall forward to the Servicer, the Sellers' Representative and each Series 2001-A Certificateholder the Monthly Trustee Report (pursuant to Section 8.1(c) of the Master Trust Agreement) and a supplement thereto substantially in the form of EXHIBIT C hereto in the form received from the Trustee, and (y) the Trustee shall deliver to the Servicer and the Sellers' Representative such supplement to the Monthly Trustee Report. Commencing with the first Distribution Date which is twenty (20) or more days after the date on which the Trustee receives from any Certificate Owner a written request containing (i) a certification of such Certificate Owner that such Person is a Certificate Owner of a Series 2001-A Certificate or a duly authorized agent thereof (together with evidence satisfactory to the Trustee of such agent's appointment and authority) and (ii) an address for delivery, the Trustee shall, until the Trustee receives notice or determines that such Person is no longer a Certificate Owner, deliver the Monthly Trustee Report and the supplement thereto relating to Series 2001-A Certificates directly to such Certificate Owner as provided for herein.

          (b) ANNUAL CERTIFICATEHOLDERS' TAX STATEMENT. On or before January 31 of each calendar year, beginning with January 31, 2003, the Paying Agent will furnish to each Person who at any time during the preceding calendar year was a Holder of record of any Series 2001-A Certificates a statement prepared by the Trustee containing the information required to be contained in the schedule delivered pursuant to SECTION 4.6(b), aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2001-A Certificateholder, together with such other customary information (consistent with the treatment of the Series 2001-A Certificates as debt) as the Trustee deems necessary or desirable to enable the Series 2001-A Certificateholders to prepare their tax returns. Such obligation shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                                   ARTICLE VI

                      ADDITIONAL RAPID AMORTIZATION EVENTS

     Section 6.1  SERIES 2001-A RAPID AMORTIZATION EVENTS.

          (a) ADDITIONAL EVENTS. In addition to the Rapid Amortization Events specified in Section 7.1 of the Master Trust Agreement, if:

          (i) TMM shall fail to comply with (w) the financial covenants contained in SECTION 7.1(b) hereof, (x) the covenant set forth in SECTION 7.1(d), (y) the covenant set forth in SECTION 7.1(e) or (z) either of the covenants set forth in SECTION 7.1(f) or SECTION 7.1(h);

          (ii) a Rapid Amortization Commencement Date shall have occurred or shall have been deemed to occur and be continuing with respect to any Series other than Series 2001-A;

          (iii) the Consolidated Funded Indebtedness shall at any time exceed U.S.$448,300,000;

          (iv) the balance of the Series 2001-A Reserve Account shall at any time be less than the Required Coverage Amount with respect to Series 2001-A;

          (v) TMM fails to (A) cause prior to September 30, 2003, the occurrence of a TMM Prepayment Event of the type described in clause (i) or
     (ii) of the definition of "TMM Prepayment Event" which results in Proceeds of at least U.S.$50,000,000, which are paid over to the Trustee and applied by the Paying Agent pursuant to SECTION 7.1(a) or (b) remit Proceeds of any TMM Prepayment Event within the time period set forth at and pursuant to the terms of SECTION 7.1(a) of this Supplement;

          (vi) TMM or any of its Restricted Subsidiaries or any other Seller or such Seller's consolidated Subsidiaries shall suffer a change in its business, operations or financial condition, in Mexico or in any other jurisdiction in which such Person operates, which is reasonably likely to result in a Material Adverse Effect as determined by the Trustee in the exercise of its reasonable discretion acting at the direction of the Investor Certificateholders; or

          (vii) TMM fails to cause on or prior to April 15, 2003, the payment in full of the Additional Series 2001-A Full Repurchase Payment;

then, in the case of any event set forth above, a Rapid Amortization Commencement Date with respect only to Series 2001-A shall be deemed to have occurred on the day on which the Trustee gives notice to the Sellers' Representative thereof pursuant to Section 7.1 of the Master Trust Agreement.

                                   ARTICLE VII

                                    COVENANTS

     Section 7.1 SELLER COVENANTS. In addition to the covenants specified in SECTIONS 3.2 and 3.3 of the Master Trust Agreement, TMM on behalf of itself and each of the other Sellers and each other such Seller, on behalf of itself, hereby covenants as follows:

          (a) TMM PREPAYMENT PROCEEDS. TMM shall and shall cause its Restricted Subsidiaries (and prior to the payment in full of the Additional Series 2001-A Full Repurchase Payment, its Affiliates) to, and each other Seller shall and shall cause its consolidated Subsidiaries (and prior to the payment in full of the Additional Series 2001-A Full Repurchase Payment, its Affiliates) to, within five (5) days after the receipt of any TMM Prepayment Proceeds, deposit with the Trustee into the Series 2001-A Certificate Account (i) at all times prior to the payment in full of the Additional Required

Payment Amounts, an amount in Dollars equal to the lesser of (x) such Proceeds and (y) an amount equal to the Additional Required Payment Amounts and (ii) at all times subsequent to the payment in full of the Additional Required Payment Amounts, an amount in Dollars equal to the lesser of (x) such Proceeds and (y) an amount equal to the Series 2001-A Full Repurchase Payment, in either such CLAUSE (i) OR (ii) as determined by the Trustee as of the date of such deposit which the Paying Agent shall apply to make a prepayment in Dollars of the principal amount of the Series 2001-A Certificates, in each case PRO RATA to the Series 2001-A Certificateholders, and after the payment of all such amounts owing, to the Series 2001-A Certificateholders for any other amounts owing to them, in each case PRO RATA to each Series 2001-A Certificateholder after paying or setting aside sufficient amounts for payment of the Series 2001-A Series Percentage of the Trustee Fee and Servicing Fee due on the next Distribution Date (to the extent such amounts have not already been paid or set aside); PROVIDED, HOWEVER, if any such proceeds are received by an Affiliate of TMM or any other Seller that is not also a Restricted Subsidiary (other than proceeds received in respect of clause (iv) of the definition of "TMM Prepayment Event"), then the amount of proceeds in respect of such receipt to be included in this definition shall be equal to the product of (1) the gross proceeds received by such Affiliate and (2) the Aggregate Equity Percentage Ownership in such Affiliate; PROVIDED, FURTHER, that to the extent that TMM Prepayment Proceeds are required to be made by any Affiliate of TMM or any other Seller that is not also a Restricted Subsidiary, no such Affiliate shall be required to pay such proceeds at any time that such Affiliate is prohibited by law or Contract from paying or distributing such amounts to TMM, any other Seller or any Restricted Subsidiary of any of them, and such prohibition cannot be waived. Notwithstanding the foregoing, until such amounts can be distributed, TMM shall have the obligation to make such payment if during such prohibition such Affiliate fails to maintain and preserve such amounts so that it can make such distribution once the prohibition on making such payment or distribution has been removed.

          (b)     FINANCIAL COVENANTS. TMM shall not:

          (i) permit its Consolidated Net Worth at any time to be less than the product of (x) 1.5 and (y) the Series 2001-A Certificate Balance.

          (ii) permit the Interest Coverage Ratio measured as of the end of any fiscal quarter, to be less than 1.00:1.00.

          (iii) permit the Leverage Ratio measured as of the end of any fiscal quarter, to be greater than 8.00:1.00.

          (c) FINANCIAL CERTIFICATES. Concurrently with the delivery of the financial statements referred to in Section 3.2(k)(i) and (ii) of the Master Trust Agreement, TMM shall deliver to the Trustee and each Series 2001-A Certificateholder a duly completed compliance certificate, based on EXHIBIT D attached hereto, signed by the chief financial officer, treasurer, comptroller or other executive officer of TMM with the authority to execute such certificates on behalf of TMM.

          (d) RELEASE OF LETTER OF CREDIT. TMM shall, on or before December 31, 2002, cause the original Letter of Credit to be cancelled and returned to Citibank, N.A.

          (e) NEWCO PORT OPTION AND PUT AGREEMENTS. TMM shall cause, on or before January 31, 2003, (i) Newco to be formed as a special purpose bankruptcy remote Wholly Owned Subsidiary of TMM with organizational or governing documents that are satisfactory to the Initial Certificateholder, (ii) the Newco Transfer to be consummated and (iii) Newco to execute and deliver the Newco Port Option and Put Agreements or, at the discretion of the Initial Certificateholder, enter into an assignment and assumption agreement with respect to the TMM Port Option and Put Agreements, and to obtain (and provide to the Series 2001-A Certificateholders copies of) all necessary lender, shareholder and governmental approvals or consents, including without limitation that of TMM's shareholders, API, Hacienda, SSA, the Mexican Foreign Investments Commission and the Mexican antitrust authorities in connection with (i), (ii) and (iii) above, which consents or approval are necessary in connection with (w) the formation of Newco, (x) the Newco Transfer, (y) the execution by Newco of the Newco Port Option and Put Agreements and (z) the transfer of the Port Shares, pursuant to the terms of the Newco Option Agreement, to SSA or the Trustee, but solely in its capacity as trustee for the Trust and for the benefit of the Investor Certificateholders, each as a Qualified Nominee (as such term is defined in the Newco Option Agreement); and TMM shall promptly advise the Series 2001-A Certificateholders in writing if any of the foregoing necessary consents or approvals can not be obtained.

          (f) SPECIAL POWER OF ATTORNEY AND TMM SHAREHOLDERS MEETING. The Trustee shall have received by no later than January 3, 2003 a grant, from TMM and in the form of a notarial instrument granted before a Mexican Notary Public, an irrevocable special power of attorney, under Article 2596 of the Federal Civil Code (CODIGO CIVIL FEDERAL) and the corresponding articles of the Civil Codes of the federal entities of Mexico, and Article 9 of the general Law of Negotiable Instruments and Credit Transactions (LEY GENERAL DE TITULOS Y OPERACIONES DE CREDITO) of Mexico, authorizing the Trustee to cause the sale and transfer, on behalf of TMM, of the Port Shares (as such term is defined in the Port Option Agreement) and all other actions and receipt of funds as set forth in Section 1.7 of the Port Option Agreement and Section 2.5 of the Port Put Option Agreement, and TMM shall have also by such date have held a duly authorized shareholders meeting in which the sale and transfer of the Port Shares pursuant to an exercise of the Port Option Agreement has been duly authorized.

          (g) CHANGES TO SECURITIES PURCHASE AGREEMENT OR RELATED AGREEMENTS. TMM shall not enter into or agree to any amendment, waiver, modification or change to that certain Securities Purchase Agreement, dated as of May 9, 2002, among TMM and the buyers named therein or (ii) any other "Transaction Document" (as such term is defined in the Securities Purchase Agreement referred to in CLAUSE (i) above), in each case, without the prior written consent of the Series 2001-A Certificateholders.

          (h) DEFERRAL OF PROMOTORA SERVIA PAYMENT. TMM shall have obtained and provided to the Series 2001-A Certificateholders by no later than January 31, 2003 written approvals from Promotora Servia (or its authorized representatives), in a form satisfactory to the Series 2001-A Certificateholders, as are necessary to permit TMM to legally defer its required payment to Promotora Servia (as successor-in-interest to an entity previously known as Grupo TMM, S.A., which was formerly Grupo Servia, S.A. de C.V., such entity "GTMM"), of U.S.$17,500,000 pursuant to that certain Termination Agreement dated as of August 23, 2001 between TMM and GTMM, as amended and modified, from March 6, 2003 to a later date that is no earlier than April 16, 2003.

     Section 7.2 RECEIPT OF CERTAIN PAYMENTS AND PROCEEDS BY SERIES 2001-A CERTIFICATEHOLDER; OTHER AGREEMENTS. Any Multimodal Prepayment Proceeds or Port Shares Prepayment Proceeds paid by TMM directly to a Series 2001-A Certificateholder instead of to the Trustee shall be paid over by such Certificateholder to the Trustee for application pursuant to Section 4.3 of the Master Trust Agreement. The Series 2001-A Certificateholders hereby agree to comply with the obligations in respect of such Certificateholders set forth to
Section 8.1(d) of the Master Trust Agreement. In no event shall this SECTION 7.2 or any related definitions used in such sections, be modified, amended or waived without the prior written consent of the Series 2002-A Series Required Investor Certificate Holders (Super Majority), which consent may be withheld in the sole discretion of such Series 2002-A Certificateholders and any amendment or waiver of this section in violation of the foregoing shall be void and of no force or effect. The restrictions on amendments or waivers set forth in this SECTION 7.2 are in addition to and not in limitation of any restrictions the waiver of which would require Series 2002-A approval as set forth at Section 10.1 of the Master Trust Agreement.

                                  ARTICLE VIII

                             [INTENTIONALLY OMITTED]

                                   ARTICLE IX

                              TRANSFER RESTRICTIONS

     Section 9.1  TRANSFER RESTRICTIONS.

          (a) Each Holder or Certificate Owner of a Series 2001-A Certificate, by its acceptance thereof, will be deemed to have acknowledged, represented to and agreed, and the Purchasers hereby agree, with the Sellers as follows:

          (i) It understands and acknowledges that the Certificates have not been registered under the Securities Act or any other applicable securities law, are being offered for resale in transactions not requiring registration under the Securities Act or any other securities laws, including resales pursuant to Rule 144A, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act, or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in CLAUSE (iv) below.

          (ii) Except for any Seller that holds a Seller Certificate, it is not an "affiliate" (as defined in Rule 144 under the Securities Act) of any Sellers or acting on behalf of any Seller and is a "Qualified Institutional Buyer" within the meaning of Rule 144A (a "QIB"), is aware that any sale of Certificates to it will be made in reliance on an exemption from the registration requirements of the Securities Act, and its acquisition of

     Certificates will be for its own account, for the account of another QIB or for the account of an Accredited Investor.

          (iii) It acknowledges that none of the Sellers, the Trustee or any person representing the Sellers or the Trustee has made any representation to it with respect to the Sellers or the Trust or the offering or sale of any Certificates, other than as set forth in the Transaction Documents; accordingly, it acknowledges that no representation or warranty is made by the Sellers or the Trustee as to the accuracy or completeness of such materials; and it has had access to such financial and other information concerning the Sellers, the Trust and the Certificates, including an opportunity to ask questions of and request information from the Sellers or the Trustee.

          (iv) It acknowledges that the Certificates may not be publicly offered or sold in Mexico.

          (v) It is purchasing the Certificates for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Certificates pursuant to Rule 144A or any other exemption from registration available under the Securities Act. It agrees on its own behalf and on behalf of any investor account for which it is purchasing the Certificates, and each subsequent holder of the Certificates by its acceptance thereof will agree, to offer, sell or otherwise transfer such Certificates, prior to the date which is two years after the later of the date of the original issue and the last date on which the Sellers or the Trust or any affiliate of the Sellers or the Trust (or any predecessor thereof) was the owner of such Certificates (the "RESALE RESTRICTION TERMINATION DATE"), only (A) to a Seller, (B) pursuant to a registration statement which has been declared effective under the Securities Act, (C) for so long as the Certificates are eligible for resale pursuant to Rule 144A or another exemption from registration available under the Securities Act, to a person it reasonably believes is a QIB or an Accredited Investor that purchases for its own account or for the account of another QIB or another Accredited Investor and to whom notice is given that the transfer is being made in reliance on Rule 144A or another exemption from registration available under the Securities Act, or (D) pursuant to any other available exemption from the registration requirements of the Securities Act, subject (i) to the Sellers' Representative's and the Trustee's right prior to any such offer, sale or transfer (a) pursuant to CLAUSE (D) above to require the delivery of an Opinion of Counsel, certification or other information satisfactory to each of them, and (b) in each of the foregoing cases (CLAUSES (A) through (D)), to require that a certificate of transfer in the form set forth as Exhibit F-1 to the Master Trust Agreement be completed and delivered by the transferring Holder or Certificate Owner to the Trustee and (ii) in each of the foregoing cases (CLAUSES (A) through (D)) to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and to compliance with any applicable state securities laws.

          (vi) It acknowledges that the Sellers and the Trustee will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements.

          (vii) If it is acquiring any Certificates as a fiduciary or agent for one or more investor accounts, it represents that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account.

          (b) Each Certificateholder and Certificate Owner, by its acquisition of any Series 2001-A Certificates (or a beneficial interest therein), shall be deemed to have represented and warranted, and each Purchaser hereby agrees, for the benefit of the Trustee, the Series 2001-A Certificateholders, the Sellers and the Holders of the Sellers' Certificate, that it is not acquiring any Series 2001-A Certificates with the assets of (A) any "employee benefit plan" as defined in Section 3(3) of ERISA which is subject to Title I of ERISA, (B) any "plan" as defined in Section 4975 of the Internal Revenue Code or (C) any entity whose underlying assets include "plan assets" under Department of Labor Regulation 2510.3-101. Notwithstanding the foregoing, if such Certificateholder or Certificate Owner is an insurance company, it shall, by its acquisition of any Series 2001-A Certificates, be deemed to have represented and warranted for the benefit of the Trustee, the Series 2001-A Certificateholders, the Sellers and the Holders of the Sellers' Certificate, that (A) at the time of acquisition and throughout the period it holds the Certificates, the source of funds from which its investment is to be made is a general account of an insurance company, (B) it is eligible for and meets the requirements of the U.S. Department of Labor (Prohibited Transaction Class Exemption 95-60), (C) (less than 25% of the assets of such general account are (or represent) assets of a benefit plan investor, and (D) it is not a Seller, the Trustee or any other service provider to the Insurer or any affiliate of any of the foregoing persons, and would not otherwise be excluded under 29 C.F.R. 2510 3-101(f)(1).

          (c) Each Certificateholder may transfer (including pursuant to a put or liquidity arrangement) or grant participation interests in its interests in the Series 2001-A Certificates to an Eligible Owner.

                                    ARTICLE X

                                  MISCELLANEOUS

     Section 10.1 COUNTERPARTS. This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     Section 10.2 NO SUBORDINATION. The rights of the Series 2001-A Certificateholders as set forth in this Supplement and in the Master Trust Agreement will have at least the same priority as the rights of the Certificateholders of any other Series and the rights of the Series 2001-A Certificateholders will not be subordinated to the rights of the Certificateholders of any other Series.

     Section 10.3 INDEMNITEES AND EXPENSES. TMM shall, whether or not the transactions herein contemplated are consummated, pay or reimburse (i) each of the Trustee and the Purchasers, promptly upon demand by such Person, for all costs and expenses (including reasonable attorney costs and consultants' fees and disbursements) incurred by or charged to any such Person in connection with the preparation, negotiation, closing or administration of this Supplement, the other Transaction Documents or any other documents relating thereto and (ii) each of the Trustee and the Purchasers, promptly upon demand by such Person, for all costs and expenses (including reasonable attorney costs and consultants' fees and disbursements) incurred by or charged to any such Person in connection with (A) the enforcement of this Supplement, the other Transaction Documents or any other documents relating thereto, (B) the protection or preservation of any right or claim of any such Person against TMM or the other Sellers arising out of this Supplement, any other Transaction Document or any such other document, or (C) any amendment or modification to, or consent or waiver in connection with, any Transaction Document or any such other document. The provisions of this SECTION 10.3 will survive the termination of the Trust and the resignation or removal of any Person acting as Trustee.

     Section 10.4 GOVERNING LAW. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS EXCEPT THAT SECTION
3.1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF MEXICO, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     Section 10.5 ANTICIPATED BOND EXCHANGE. The Series 2001-A Certificateholders shall reasonably cooperate with TMM to put in place the Put Option Exchange Transaction, and shall use their reasonable efforts to execute the documentation and amendments described in clauses (v) and (vi) below on or prior to the Bond Exchange Expiration Date, each at the sole cost and expense of TMM; PROVIDED, HOWEVER, that the Put Option Exchange Transaction in any event shall be subject to the occurrence of (and shall only become effective as of) the Bond Exchange Completion Date. TMM shall provide the Series 2001-A Certificateholders with reasonable advance written notice of the anticipated and actual occurrence of the Bond Exchange Expiration Date and the Bond Exchange Completion Date and shall provide other information relating thereto as reasonably requested by such certificateholders. The obligations of the Series 2001-A Certificateholders under this SECTION 10.5, including, without limitation, any obligation to execute documentation and amendments, shall be subject in all respects to (x) the condition that no Rapid Amortization Event has occurred and is continuing on either the Bond Exchange Expiration Date or the Bond Exchange Completion Date and (y) the approval by the Series 2001-A Required Investor Certificateholders (Super Majority), in the exercise of their sole and reasonable judgment, of such matters relating to the Put Option Exchange Transaction as the Series 2001-A Certificateholders deem appropriate or relevant in their sole and absolute judgment, including without limitation (i) a due diligence review of the Port Company and the Port Shares, (ii) any covenants, agreements or arrangements applicable to or affecting the Port Shares, (iii) satisfaction of the covenant set forth at SECTION 7.1(e) hereof,
(iv) the form and substance of all documentation relating to or necessary to implement the Put Option Exchange

Transaction, it being understood that such documentation shall be on terms and conditions substantially identical to, and in any event no less beneficial than, the terms and conditions set forth in the Option Agreement and Put Option Agreement, (v) amendments to the other Transaction Documents as the Series 2001-A Certificateholders deem necessary to implement the Put Option Exchange Transaction, including without limitation modifications to Section 4.3 and
Section 8.1(d) of the Master Trust Agreement to cause such sections to be applicable to the option and put arrangements relating to the Port Shares and to cause the control sharing procedures set forth in Sections 8.1(d)(ii) and (iii) of the Master Trust Agreement also to be applicable to such option and put arrangements. In no event shall the Series 2001-A Certificateholders or the Trustee have any obligation to execute and enter into documentation or amendments to effectuate the Put Option Exchange Transaction unless such documentation or amendments are approved and executed by the Series 2002-A Certificateholders. The obligations of the Series 2001-A Certificateholders under this SECTION 10.5 shall automatically terminate if the Put Option Exchange Transaction is not completed on or before December 31, 2002. For purposes of this Supplement, "PUT OPTION EXCHANGE TRANSACTION" means a transaction whereby the Trustee, at the direction of the Cumulative Required Investor Certificateholders (Super Majority), releases its option and put rights with respect to the Grupo TFM Shares as set forth in the Option Agreement and the Put Agreement, in exchange for the grant on substantially identical terms of an option and put with respect to the Port Shares.

     IN WITNESS WHEREOF, the Sellers, the Guarantor, the Servicer, the Trustee and the Purchasers have caused this Supplement to be duly executed by their attorneys-in-fact, as to the Sellers and the Servicer, and by their officer, as to the Trustee and the Purchasers, as of the day and year first above written.

SELLERS' PERCENTAGE 25.0%                   GRUPO TMM, S.A.,
                                            as Seller, Sellers' Representative,
                                            Servicer, and Guarantor


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

SELLERS' PERCENTAGE 25.0%                   TMM LOGISTICS, S.A. de C.V.,
                                            as Seller


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

SELLERS' PERCENTAGE 50.0%                   NAVIERA DEL PACIFICO, S.A. de C.V.,
                                            as Seller


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                            THE BANK OF NEW YORK, not in its
                                            individual capacity but solely as
                                            Trustee of the Logistics Trust
                                            2000-A, Paying Agent and Transfer
                                            Agent and Registrar


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                            CITIBANK, N.A.
                                            as Purchaser


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------